Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)
Sachem Capital Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (5)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.001 per share
	Equity	Preferred shares, par value $0.001 per share
	Debt	Debt securities
	Other	Warrants
	Other	Units (3)
	Other	Guarantees of debt securities (4)
	Unallocated (Universal) Shelf (1)		457 (o)			$250,000,000	0.0001531	$38,275
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$250,000,000		$38,275
	Total Fees Previously Paid							—
	Total Fee Offsets							12,940(6)
	Net Fee Due							$25,335

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sachem Capital Corp	S-3	333-262859	2/18/2022		$12,940	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(6)	$139,586,705
Fee Offset Sources	Sachem Capital Corp	S-3	333-262859		2/18/2022						$12,940(6)
___________
(1)This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as common shares issuable upon the exchange or conversion of preferred shares or convertible debt securities so offered or sold that are exchangeable for or convertible into common shares or upon the exercise of warrants so offered, sold or distributed.
(2)This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.
(4)No separate consideration will be received for the Guarantees.
(5)The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(6)This registration statement includes unsold securities of the same type and class as the securities listed in Table 1 above with an aggregate offering price of $139,586,705 (the “Unsold Securities”) that were previously covered by the Form S-3 registration statement (File No. 333-262859) initially filed with the Securities and Exchange Commission on February 18, 2022, and declared effective on February 25, 2022 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee due under this registration statement by $12,940 (calculated at the fee rate in effect on the filing date of the Prior Registration Statement of $92.7 per million dollars of the maximum aggregate offering price), which represents the registration fee previously paid with the filing of the Prior Registration Statement with respect to the Unsold Securities. The Prior Registration Statement expired on February 25, 2025 and the offering of the Unsold Securities thereunder has been terminated.